Schedule A

FEDERAL HOME LOAN BANK OF CINCINNATI

							Rate Type/	Next
		Settlement	Maturity	Next Pay	Call	Call	Rate Sub-	Call/Amort	Coupon	FHLBank
Trade Date	CUSIP	Date	Date	Date	Type (1)	Style (2)	Type (3)(4)	Date	Percent	Par ($)
11/15/2006	3133XDTA9	11/17/2006	12/10/2010	12/10/2006	Non-Callable		Fixed Constant		4.75	$15,000,000
11/15/2006	3133XGYT5	11/17/2006	12/11/2009	12/11/2006	Non-Callable		Fixed Constant		5	$35,000,000
11/15/2006	3133XHRK0	11/17/2006	12/9/2011	6/9/2007	Non-Callable		Fixed Constant		4.75	$40,000,000
11/15/2006	3133XHUX8	11/29/2006	11/29/2013	5/29/2007	Optional Principal	American	Fixed Constant	11/29/2007	5.65	$10,000,000
					Redemption
11/15/2006	3133XHVS8	11/17/2006	12/9/2016	6/9/2007	Non-Callable		Fixed Constant		5	$10,000,000
11/15/2006	3133XHW57	11/17/2006	12/13/2013	6/13/2007	Non-Callable		Fixed Constant		4.875	$10,000,000
11/15/2006	3133XHWL2	12/1/2006	6/1/2007	6/1/2007	Non-Callable		Fixed Constant		5.15	$25,000,000
11/15/2006	3133XHWM0	12/4/2006	12/4/2008	6/4/2007	Optional Principal	American	Fixed Constant	12/4/2007	5.15	$20,000,000
					Redemption
11/15/2006	3133XHWP3	12/6/2006	12/6/2011	6/6/2007	Optional Principal	American	Fixed Constant	12/6/2007	5.5	$15,000,000
					Redemption
11/15/2006	3133XHWS7	12/5/2006	12/5/2008	6/5/2007	Optional Principal	Bermudan	Fixed Constant	6/5/2007	5.25	$42,500,000
					Redemption
11/15/2006	3133XHWU2	12/14/2006	6/14/2010	6/14/2007	Optional Principal	American	Fixed Constant	6/14/2007	5.4	$30,000,000
					Redemption
11/16/2006	3133XHWS7	12/5/2006	12/5/2008	6/5/2007	Optional Principal	Bermudan	Fixed Constant	6/5/2007	5.25	$10,000,000
					Redemption
11/16/2006	3133XHX64	12/15/2006	12/15/2009	6/15/2007	Optional Principal	American	Fixed Constant	6/15/2007	5.35	$10,000,000
					Redemption
11/16/2006	3133XHXA5	11/21/2006	11/21/2007	5/21/2007	Optional Principal	European	Fixed Constant	2/21/2007	5.35	$1,000,000,000
					Redemption
11/16/2006	3133XHXE7	12/8/2006	12/8/2009	6/8/2007	Optional Principal	Bermudan	Fixed Constant	3/8/2007	5.5	$50,000,000
					Redemption
11/16/2006	3133XHXH0	11/21/2006	11/21/2007	5/21/2007	Optional Principal	Bermudan	Fixed Constant	2/21/2007	5.26	$25,000,000
					Redemption

(1) Call/Amortization Type Description:

Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the Bond.

Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the Bond.

Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the Bond.

(2) Call Style Description:

Indicates whether the Bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:

American Bonds are redeemable continuously on and after the first redemption date until maturity.

Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date, until maturity.

European Bonds are redeemable on a particular date only.

(3) Rate Type Description:

Fixed Bonds generally pay interest at constant fixed rates over the life of the Bond, according to the terms of the Bond.

Variable Bonds may pay interest at different rates over the life of the Bond, according to the terms of the Bond.

(4) Rate Sub-Type Description:

Constant Bonds generally pay interest at fixed rates over the life of the Bond, according to the terms of the Bond.

Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the Bond.